Exhibit 10.39

RESOLUTION

OF THE

PENSION COMMITTEE

OF

ACE LIMITED

WHEREAS, the ACE Limited Pension Committee (“Pension Committee”) has been delegated the authority to amend, with certain exceptions, the ACE Limited retirement plans; and

WHEREAS, the ACE Limited Supplemental Retirement Plan (“Plan”) provides for payment of benefits at “retirement,” which the Pension Committee has defined as the later of age 55 or at termination of employment with ACE Limited, except in the case of participants with small sums; and

WHEREAS, the Plan also permits participants to choose from an array of distribution options ranging from single sum distributions to periodic distributions; and

WHEREAS, both the timing and form of the distributions from the Plan differ considerably from the corresponding ACE USA Supplement Retirement Savings Plan, which pays all benefits in a single sum in January following termination of employment; and

WHEREAS, the additional distribution alternatives increases the complexity of administering the Plan and, in addition, creates additional administrative difficulties when ACE employees transfer between Bermuda and the United States; and

WHEREAS, the Pension Committee desires to simplify the administration of the Plan and to ease administrative difficulties for employees transferring between the United States and Bermuda and change the timing and form of the distribution alternatives to match the ACE USA Supplemental Retirement Savings Plan provisions.

NOW THEREFORE BE IT

RESOLVED, that the Plan is amended as follows:

Second Amendment to the ACE Limited Supplemental Retirement Plan

1. Exhibit A is amended to read as follows:

1. For all participants who were active employees during 2007, distributions under the ACE Limited Supplement Retirement Plan will be made in a single sum in the January following the participant’s termination of employment Employers and Related Companies, but for amounts subject to Internal Revenue Code section 409A, only to the extent permitted by section 409A.

2. For all participants who terminated prior to 2007, the previous rules and regulations as promulgated in the previous version of Exhibit A and by the Committee shall remain in effect, as will their elections as to distributions and forms of payment made pursuant to the previous version of Exhibit A, but for amounts subject to Internal Revenue Code section 409A, only to the extent permitted by section 409A.